UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2006

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-08246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 300, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5.  Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On December 11, 2006, the Compensation Committee of the Board of Directors of Southwestern Energy Company (the "Company") approved the annual base salaries, cash incentive compensation award levels and long-term incentive compensation awards for fiscal year 2007 of the Company's executive officers after consideration and a review of a number of factors, including but not limited to performance, competitive market data and the recommendations of the Company's outside compensation consultants. The annual base salaries of the Company's Named Executive Officers as of January 1, 2006 and 2007 are set forth in the table below. The restricted stock and stock option awards under the 2004 Stock Incentive Plan were granted to the Named Executive Officers on December 11, 2006.  Each of the restricted stock awards included a tax gross-up which was calculated based on $40.67, the closing price of the Company's common stock on December 8, 2006 and each of the restricted stock awards vests ratably over a period of four years. On December 11, 2006, Gene Hammons, the President of the Company's subsidiary, Southwestern Midstream Services Company, also received a separate special incentive award of 5,000 shares of restricted stock (including a tax gross-up) under the 2004 Stock Incentive Plan that will vest on the third anniversary of the date of grant. The special incentive award was given to Mr. Hammons in recognition of the particular value and importance of his skills and expertise in enabling the Company to execute its strategic plans for the next several years.  The form of the restricted stock agreement for Mr. Hammons' special award is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein. The exercise price of the stock options is $40.67, the closing price of the Company's common stock on December 8, 2006, and each of the option awards vests ratably over a period of three years. The table also sets forth the grants of performance units under the Company's 2002 Performance Unit Plan to the Named Executive Officers.  Each performance unit vests ratably over a period of three years but is not payable until the expiration of the three-year performance period. Each of the performance units granted to the Named Executive Officers has a target value of $1,000. The table also sets forth the target annual incentive award and the maximum total annual cash incentive award (i.e., assuming attainment of the maximum performance objectives and the maximum discretionary amount) as a percentage of base salary for 2007 for each Named Executive Officer under the Company's Incentive Compensation Plan:

				2007 Long-Term Incentives		Incentive Compensation Plan
	Salaries			Restricted	Performance	2007	2007
	2006	2007	Options	Stock [1]	Units	Target	Max

Harold M. Korell	$500,000	$550,000	61,000	17,000	900	150%	225%
President, Chief Executive Officer and Chairman

Greg D. Kerley	$310,000	$335,000	21,850	5,840	350	110%	165%
Executive Vice President & Chief Financial Officer

Richard F. Lane	$310,000	$335,000	21,850	5,840	350	110%	165%
President – SEECO Inc. and Southwestern Energy Production Company
Executive Vice President, SWN

Mark K. Boling	$275,000	$297,000	16,640	4,450	267	100%	150%
Executive Vice President & General Counsel

Gene A. Hammons	$220,000	$250,000	11,960	3,200	192	80%	120%
President - Southwestern Midstream Services Company

Alan N. Stewart	$222,000	$232,000	4,790	1,280	77	55%	82.5%
President – Arkansas Western Gas Company

1  Any executive officer who elects to currently recognize income for federal tax purposes with respect to such shares will also receive a cash “tax” bonus, calculated using such officer’s estimated tax rate, with appropriate adjustments to reflect the additional taxable income resulting from the tax bonus.

On December 11, 2006, based upon the recommendation of the Nominating and Governance Committee, and with the approval of the Compensation Committee, the Board of Directors granted each of the Company’s non-employee directors (i) 3,000 non-qualified stock options, in accordance with the 2004 Stock Incentive Plan, and (ii) 800 shares of restricted stock in accordance with the 2004 Stock Incentive Plan, accompanied by a grant of a cash “tax” bonus.

SECTION 9.  Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits .

Exhibits.  The following exhibit is being furnished as part of this Report.

Exhibit Number	Description

10.1	Form of Restricted Stock Agreement for special awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: December 14, 2006	By:	/s/ GREG D. KERLEY
	Name:	Greg D. Kerley
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Restricted Stock Agreement for special awards.